EXHIBIT 99.1

Good afternoon,

Today we are announcing that we have initiated a search for a full-time Chief Financial Officer to report to Mike Herring, who currently holds the positions of President and CFO. Since becoming President and CFO in late March of 2016, Mike has admirably balanced the demands of his role as President with the financial, accounting and investment community stewardship required in his role as CFO. Under our primarily ad-based model and in the interest of expedience as we pursued our direct deals, consolidating all these responsibilities with one executive made sense.

With our new, expanded product set, Mike will be required to devote more of his time and attention to driving revenue and on the successful execution of Pandora’s business model evolution and growth. Related to this change, we have hired a leading executive search firm to find a highly qualified external candidate to fill the role of CFO.

Please contact us with any questions at investor@pandora.com.

Thank you,

Dom

- - -
Dominic Paschel
Vice President
Pandora